UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016 (May 9, 2016)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement.

On May 9, 2016, Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Grupo Ferrer Internacional, S.A., a Spanish sociedad anonima (“Parent”), and Ferrer Pharma Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser has agreed to commence a cash tender offer to acquire all of the shares of the Company’s common stock (excluding any shares of the Company’s common stock owned, directly or indirectly, by Parent) (the “Offer”) for a purchase price of $0.90 per share, net to the holders thereof in cash, subject to reduction for any applicable withholding taxes in respect thereof, without interest (the “Cash Consideration”) plus one contractual contingent value right per share of the Company’s common stock (each, a “CVR”), which shall represent the right to receive a pro-rata share of up to four payment categories in an aggregate (i.e., to all CVR holders assuming all four payments are made) maximum amount of $35 million (subject to certain deductions) if certain licensing payments and revenue milestones are achieved and subject to the terms and conditions of the contingent value rights agreement to be entered into by Parent and the rights agent thereunder prior to the closing of the Offer, net to the holder thereof in cash, subject to reduction for any applicable withholding taxes in respect thereof, without interest (together with the Cash Consideration, the “Offer Price”). On May 9, 2016, the boards of directors of both the Company and Parent approved the terms of the Merger Agreement. Prior to entering into the Merger Agreement, Parent was the holder of greater than 10% of the Company’s outstanding voting securities, a debtholder of the Company (as described in more detail below) and the Company’s commercial partner for ADASUVE in Europe, Latin America, the Commonwealth of Independent States countries, the Middle East and North Africa countries, Korea, Philippines and Thailand.

The consummation of the Offer will be conditioned on (i) at least a number of shares of the Company’s common stock, having been validly tendered into and not withdrawn from the Offer which equals, when added to any shares of the Company’s common stock owned by Parent or Purchaser or any of their respective subsidiaries, at least a majority of the then outstanding shares of the Company’s common stock, (ii) the accuracy of the representations and warranties contained in the Merger Agreement, subject to certain qualifications, (iii) the Company having performed certain covenants contained in the Merger Agreement, subject to certain conditions, (iv) the Second Forbearance Agreement (as defined below) continuing in full force and effect, without any default, and performance of any required condition thereunder, as of the closing of the Offer, (v) the aggregate number of shares of Company common stock held by persons who properly exercise appraisal rights under Section 262 of the Delaware General Corporate Law represents no more than 20% of the shares of Company’s common stock then outstanding and (vi) other customary conditions. The Offer is not subject to a financing condition.

Following the consummation of the Offer, the Merger Agreement provides that Purchaser will merge with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of Ferrer Therapeutics, Inc., a Delaware corporation and subsidiary of Parent. In the Merger, each outstanding share of the Company’s common stock (other than shares owned by Parent, the Company or Purchaser or any of their direct or indirect wholly owned subsidiaries and shares with respect to which appraisal rights are properly exercised in accordance with Delaware law) will be converted into the right to receive the Offer Price. The consummation of the Merger is subject to certain closing conditions.

The transactions described above are expected to close in the second quarter of 2016 and are subject to customary closing conditions.

In addition, in connection with the transactions contemplated by the Merger Agreement, the vesting of all unvested options and unvested restricted stock units of the Company will be accelerated to be vested in full and, with respect to the options, immediately exercisable at least six days prior to the closing of the Offer. Any options that are not exercised prior to the closing of the Offer will be cancelled. Additionally, pursuant to the terms of the Merger Agreement, (i) each holder of a warrant originally issued by the Company on October 5, 2009 or February 23, 2012 will receive a lump-sum cash payment equal to (A) the total number of shares of common stock of the Company issuable to such holder upon the exercise of the applicable warrant, multiplied by (B) the value of such warrant to purchase one share of the Company’s common stock, calculated in accordance with Appendix B of such warrant; and (ii) each holder of a warrant originally issued by the Company on March 8, 2014 (the “2014 Warrants”) will receive (A) a lump-sum cash payment equal to (1) the total number of shares of the Company’s common stock issuable to such holder upon the exercise of the applicable warrant, multiplied by (2) the excess of (x) the Cash Consideration over (y) the per-share exercise price for such warrant and (B) one CVR for each share of the Company’s common stock underlying such warrant.

The Merger Agreement contains customary representations, warranties and covenants of the parties. The Company has agreed to refrain from engaging in certain activities until the effective time of the Merger. In addition, under the terms of the Merger Agreement, the Company agrees not to solicit or support any alternative acquisition proposals, subject to customary exceptions for the Company to respond to and support unsolicited proposals in the exercise of the fiduciary duties of the Board of Directors of the Company. The Company will be obligated to pay a termination fee of $1,000,000 to Parent in certain circumstances following termination of the Merger Agreement. Additionally, if either the Company or Parent terminates the Merger Agreement in accordance with its terms, then all outstanding unpaid principal and accrued interest owed on the Restated Note (as defined below) by the Company will become immediately due and payable to Parent.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are made solely for the benefit of Parent and Purchaser and are qualified by information in the confidential disclosure letter provided by the Company in connection with the signing of the Merger Agreement. This confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser.

In connection with the execution of the Merger Agreement, the Company entered into a Forbearance and Waiver Agreement (the “Second Forbearance Agreement”) with Atlas U.S. Royalty, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Atlas”), Purchaser and the holders of the 2014 Warrants and those certain notes in the aggregate principal amount of $45,000,000 previously issued by Atlas on March 18, 2014 (the “Notes”). Pursuant to the terms of the Second Forbearance Agreement, the holders of the Notes agreed (i) to forbear on exercising all rights and remedies under that certain Indenture by and between Atlas and U.S. Bank National Association, as the trustee (as previously filed with the U.S. Securities and Exchange Commission on May 5, 2014 as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2014) (the “Indenture”) and the other documentation relating to the Notes and Atlas through the earlier of November 9, 2016 (subject to extension under certain circumstances) and the termination of the Merger Agreement and (ii) to ratify certain amendments to Company’s license agreement with Teva Pharmaceuticals USA, Inc. Pursuant to the terms of the Second Forbearance Agreement, the holders of the Notes also agreed to the cancellation of the Notes and the discharge of the Indenture in connection with the consummation of the Offer and to take any and all actions necessary to effect the foregoing. In addition, the holders of the 2014 Warrants agreed to the treatment of the 2014 Warrants in connection with the Offer as described in the Merger Agreement effective as of the Merger. Each of the holders of the Notes, the holders of the 2014 Warrants, Atlas and the Company also agreed to certain releases of claims effective upon the consummation of the Offer or, in the case of claims with respect to Purchaser and its affiliates, upon the execution of the Second Forbearance Agreement.

In connection with the execution of the Merger Agreement, the holders of the Notes each entered into a participation agreement with Atlas pursuant to which Atlas agreed to grant to the holders of the Notes contractual rights to receive payments from Atlas upon the receipt of certain payments and achievement of certain milestones in respect of the commercialization of ADASUVE within the Unites States.

Amended and Restated Promissory Note.

On May 9, 2016, the Company amended and restated that certain promissory note previously issued to Parent on September 28, 2015, as amended on March 21, 2016 and April 18, 2016 (the “Restated Note”), to, among other things (i) increase the maximum principal amount of the Restated Note to $6.3 million, (ii) extend the maturity date of the Restated Note to September 30, 2016 and (iii) provide for certain events of default under the Restated Note in connection with the Merger. As of May 10, 2016, the outstanding principal amount of the Restated Note was $6.3 million.

The foregoing description of the Restated Note does not purport to be complete and is qualified in its entirety by reference to the Restated Note, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. In accordance with the terms of the Second Forbearance Agreement, upon effectiveness of the Merger, the parties anticipate terminating the Indenture. A discussion of the material terms of the Indenture is included under Item 1.01 of the Company’s Current Report on Form 8-K as filed with the SEC on March 19, 2014 which discussion is incorporated herein by reference.

Item 8.01	Other Events.

On May 10, 2016, the Company and Parent issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including estimates, projections and statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include the ability of the Company, Purchaser and Parent to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Merger and the possibility of any termination of the Merger Agreement. The forward-looking statements contained herein are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing and completion of the Merger; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption from the transactions on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the Merger may result in significant costs of defense, indemnification and liability and potential delay; other risks and uncertainties pertaining to the business of the Company, dependence on individual customers, claims that the Company’s products infringe the intellectual property rights of others; the inability to enforce or protect intellectual property rights and proprietary techniques against infringement; the inability to maintain or attract key personnel; and other risks detailed in the Company’s public filings with the U.S. Securities and Exchange Commission (the “SEC”) from time to time, including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2015. The reader is cautioned not to unduly rely on these forward-looking statements. The forward-looking statements contained in this document speak only as of the date hereof, and the Company expressly disclaims any intent or obligation to update or revise publicly the forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the Offer will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase and other related materials that Purchaser and Parent intend to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Once filed, the Company’s stockholders will be able to obtain the tender statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement on Schedule 14D-9 and related materials with respect to the Offer, free of charge, at the website of the SEC at www.sec.gov. The Company’s stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the Offer that are filed with the SEC carefully and in their entirety prior to making any decisions with respect to the Offer because they contain important information, including the terms and conditions of the Offer.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among the Registrant, Grupo Ferrer Internacional, S.A. and Ferrer Pharma Inc. dated as of May 9, 2016. (Certain schedules referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request.)

10.1	Amended and Restated Promissory Note issued by the Registrant to Grupo Ferrer Internacional, S.A. dated May 9, 2016.

99.1	Press Release titled “Alexza Pharmaceuticals to be Acquired by Ferrer” dated May 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: May 10, 2016	By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among the Registrant, Grupo Ferrer Internacional, S.A. and Ferrer Pharma Inc. dated as of May 9, 2016. (Certain schedules referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request.)

10.1	Amended and Restated Promissory Note issued by the Registrant to Grupo Ferrer Internacional, S.A. dated May 9, 2016.

99.1	Press Release titled “Alexza Pharmaceuticals to be Acquired by Ferrer” dated May 10, 2016.